UNITES STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)                        December 28, 2004

Berkshire Income Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts	02108
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code                  (617) 523-7722

                                                             (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 28, 2004, the operating partnership of the Registrant, Berkshire Income Realty – OP, L.P. (“BIR-OP”), through a newly formed and wholly owned subsidiary, BIR Yorktowne, L.L.C., consummated the acquisition of 100% of the fee simple interest of Yorktowne at Olde Mill Apartments, a 216 unit multifamily apartment community located in Millersville, Maryland, from EQR-Yorktowne Vistas, Inc. (the “Seller”), an unrelated third party, for $21,500,000, plus customary closing costs.

The purchase price was paid in cash from available working capital. BIR-OP has locked the interest rate on $16,125,000 of first mortgage debt at a fixed interest rate of 5.13% for ten years. BIR-OP expects to close financing in January 2005.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than March 15, 2005.

(b) Pro Forma Financial Information

Pro forma financial information of the Registrant reflecting the properties acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than March 15, 2005.

(c)     Exhibits.

Exhibit 10.1    Real Estate Sale Agreement dated December 15, 2004, between EQR - Yorktowne Vistas, Inc. and                         BIR Yorktowne, L.L.C.

*Previously filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2004.*

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE INCOME REALTY, INC.

January 3, 2005	/s/ David C. Quade
David C. Quade
President and Chief Financial Officer